Exhibit 99.1

CONTACT:

Borland Software Corporaiton
Aaron Feigin, 408-863-2409
aaron.feigin@borland.com

OR

The Blueshirt Group for Borland
Erica Abrams, 415-217-7722
erica@blueshirtgroup.com

Borland Reports Strong Financial Results for Second Quarter 2004

Company Achieves $76.5 Million in Revenue, GAAP Earnings of $0.03 per share and Non-GAAP Earnings of $0.08 per share

SCOTTS VALLEY, Calif.--July 22, 2004--Borland Software Corporation (Nasdaq:BORL) today announced financial results for its second quarter of 2004.

Revenues for the second quarter of 2004 were $76.5 million, and GAAP net income for the second quarter of 2004 was $2.8 million, or $0.03 per diluted share. This compares to revenues of $72.9 million and GAAP net income of $713,000, or $0.01 per diluted share, reported in the prior quarter and revenues of $76.3 million and a GAAP net loss of $5.0 million, or $(0.06) per diluted share, reported in the second quarter of 2003.

Non-GAAP net income for the second quarter of 2004 was $6.5 million, or $0.08 per diluted share, which compares to Non-GAAP net income of $4.8 million, or $0.06 per diluted share, reported in the prior quarter, and Non-GAAP net income of $3.5 million, or $0.04 per diluted share, reported in the second quarter of 2003.

Borland generated $12.8 million in cash flow from operations and closed the second quarter of 2004 with $213.5 million in cash, cash equivalents and short-term investments.

"While we are pleased to report strong financial performance and execution across our business in the quarter, we believe there is still much opportunity for improvement," said Borland's president and chief executive officer, Dale L. Fuller. "I'm proud of our continued success at converting design wins into major, multi-product ALM engagements. The British Telecommunications relationship announced today is a good example of our success at strategically aligning with our customers, enabling them to capture new opportunities faster. Our ALM strategy is playing out in many of the ways we had envisioned and we are excited about the opportunities ahead."

"We achieved solid operating income and cash flow in the quarter as a result of our relentless focus on managing costs and increasing leverage in our sales model," said Borland's senior vice president and chief financial officer, Kenneth R. Hahn. "We have taken the right steps to improve our operating model and will continue to balance those improvements with opportunities to increase revenue. We believe our sales strategies and broader product suites are starting to take hold in the market and we remain confident in the long-term prospects for our business."

In calculating Non-GAAP net income, Borland utilizes a financial measure of net income (loss) that excludes restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development and the related tax effect ("Non-GAAP Net Income"). Investors are encouraged to review the reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measures as provided below.

Business Outlook

Management provided the following financial guidance:

For the quarter ending September 30, 2004, on a GAAP basis:

  The company expects revenues will be in the range of $75 - $78 million.
  Forecast earnings per share should be in the range of $0.00 to $0.02

For the quarter ending September 30, 2004, on a non-GAAP basis:

  Forecast earnings per share should be in the range of $0.05 to $0.07.

The following table shows our Non-GAAP anticipated results for the quarter ending September 30, 2004 reconciled to the GAAP anticipated results. Our Non-GAAP anticipated results exclude amortization of intangible assets and acquisition-related expenses.

Estimated per Share

	Low	High

(unaudited)

GAAP net income	$ 0.00	$ 0.02

Aggregate amortization of intangible assets and acquisition-related expenses (1)	0.05	0.05

Non-GAAP net income	$ 0.05	$ 0.07

(1) Includes $0.04 for amortization of intangible assets and $0.01 for acquisition-related expenses.

Earnings Conference Call Information

Borland Software Corporation second quarter 2004 teleconference and simultaneous Webcast is scheduled to begin at 2:30 p.m. PT, on Thursday, July 22, 2004. To access the live Webcast, please visit http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=BORL&script=2100 or the main page of the investor relations section of Borland's web site at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. A replay will be available approximately two hours after the conference call ends and will be available through midnight August 5, 2004. The replay number is (800) 405-2236 or (303) 590-3000, with passcode 11002376. Separately, the archived Webcast will be available on our website.

Non-GAAP Financial Measures

Borland provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Borland uses calculations of Non-GAAP net income and net income per share, each of which excludes restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and the related tax effect, to evaluate its ongoing operations and to allocate resources within the organization.

Borland's management does not itself, nor does it suggest that investors should, consider such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Borland presents such Non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Borland's operating results in a manner that focuses on what management believes to be Borland's ongoing business operations. Management believes that the inclusion of this Non-GAAP net income calculation provides consistency and comparability with past reports of financial results and historically provided comparability to similar companies in Borland's industry. Investors should note, however, that the Non-GAAP financial measures used by Borland may not be the same Non-GAAP financial measures as, and may not be calculated in the same manner as, that of other companies. Borland's management believes it is useful for the company and investors to review both GAAP information that includes the expenses, charges, gains, and losses mentioned below and the Non-GAAP measures of net income and net income per share that exclude such charges to have a better understanding of the overall performance of Borland's business and its ability to perform in subsequent periods. Whenever Borland uses such a Non-GAAP financial measure, it provides a reconciliation of Non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure.

Borland excludes restructuring charges, including (i) employee severance and other termination benefits, (ii) lease termination costs and other expenses associated with exiting a facility, and (iii) other costs associated with terminating contracts, from its Non-GAAP net income and net income per share calculations. Expenses related to restructuring have, in some cases, had a significant cash impact and effect on net income as measured in accordance with GAAP. However, Borland's management believes such restructuring charges are periodic costs incurred to realign its operating expenses with its anticipated future revenues and, consequently, does not consider these restructuring costs as a normal component of its expenses related to ongoing operations. As a result, Borland's management believes it is useful for itself and investors to review both GAAP information that includes such charges and Non-GAAP measures of net income that exclude these charges to have a better understanding of the overall performance of Borland's ongoing business operations and its performance in the periods presented.

In accordance with GAAP, Borland regularly amortizes the remaining value of certain intangible assets over various periods. However, these amortization expenses result in no ongoing cash expenditures and otherwise have no material impact on Borland's ongoing business operations. Similarly, from time to time, Borland undertakes strategic acquisitions and investments. The expenses related to such acquisitions and investments may or may not result in a significant cash impact or effect on net income as measured in accordance with GAAP, but their impact is not directly related to Borland's ongoing business activities in such periods. Consequently, Borland excludes the amortization of intangible assets, acquisition-related expenses and in-process research and development expenses from its Non-GAAP financial measures. Borland believes that examination of both GAAP information that includes such charges and Non-GAAP financial measures that exclude such expenses provides management with a comparative measure between product lines when allocating available resources. Borland believes that if it did not provide such Non-GAAP financial information, investors would not have all the necessary data to analyze Borland's ongoing operations.

About Borland

Borland Software Corporation (Nasdaq:BORL) is a world leader in platform independent software development and deployment solutions that are designed to accelerate the entire application development lifecycle. By connecting managers, testers, designers, developers, and implementers in real time, Borland enables enterprises worldwide to define and sustain their competitive advantage. For more information, visit: http://www.borland.com or the Borland Developer Network at http://bdn.borland.com.

All Borland brand and product names are trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements including statements regarding Borland's strategic focus, near-term and long-term outlook, anticipated financial performance in the coming quarter, and the anticipated benefit to British Telecommunications from using Borland solutions. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: our ability to sell multi-product solutions for the application development lifecycle; our ability to integrate new members of our executive management and sales management teams; the changing nature of the markets in which we operate, namely the maturing of certain target markets and the uncertainty regarding the growth in other target markets; the effect of some of our competitors making products that compete with our products available to their customers for no or a very low fee; market acceptance of new or enhanced products or services developed, marketed or sold by us; and general industry trends, general economic factors and capital market conditions. These and other risks may be detailed from time to time in Borland's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, Borland's 2003 Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and other SEC filings, copies of which may be obtained from http://www.sec.gov/. Borland is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

(TABLES TO FOLLOW)

###

BORLAND SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	June 30, 2004	December 31, 2003

ASSETS
Cash, cash equivalents and short-term investments	$ 213,494	$ 202,646
Accounts receivable, net	45,414	54,989
Property and equipment, net	17,950	20,377
Goodwill and acquired intangibles	202,316	210,055
Other assets	22,373	23,722

Total assets	$ 501,547	$ 511,789

LIABILITIES AND STOCKHOLDERS' EQUITY
Deferred revenues	$ 50,382	$ 48,330
Other current liabilities	72,975	82,733

Total current liabilities	123,357	131,065

Other long-term liabilities	12,876	12,856

Stockholders' equity	365,314	367,868

Total liabilities and stockholders' equity	$ 501,547	$ 511,789

BORLAND SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended

	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Revenues
Licenses	$ 54,134	$ 56,622	$ 104,954	$ 113,431
Services	22,392	19,648	44,431	37,209

Total revenues	76,526	76,270	149,385	150,640

Cost of revenues
Licenses and other	1,643	3,012	4,474	6,111
Services	5,801	7,324	11,803	13,923
Amortization of acquired intangibles	2,375	4,752	4,936	9,069

Total cost of revenues	9,819	15,088	21,213	29,103

Gross profit	66,707	61,182	128,172	121,537

Operating expenses
Research and development	17,195	17,702	33,986	37,946
Selling, general and administrative	42,219	44,395	82,794	88,369
Restructuring, amortization of other intangibles and acquisition-related expenses	1,214	3,758	2,953	17,313

Total operating expenses	60,628	65,855	119,733	143,628

Operating income (loss)	6,079	(4,673)	8,439	(22,091)

Interest and other income (expense)	(245)	889	23	2,123

Income (loss) before taxes	5,834	(3,784)	8,462	(19,968)

Provision for income taxes	2,988	1,185	4,903	2,693

Net income (loss)	$ 2,846	$ (4,969)	$ 3,559	$ (22,661)

Net income (loss) per share -- Basic	$ 0.04	$ (0.06)	$ 0.04	$ (0.28)

Net income (loss) per share -- Diluted	$ 0.03	$ (0.06)	$ 0.04	$ (0.28)

Shares used in computing basic net income (loss) per share	80,381	80,547	80,594	79,729
Shares used in computing diluted net income (loss) per share	81,798	80,547	82,247	79,729

BORLAND SOFTWARE CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended

	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Revenues
Licenses	$ 54,134	$ 56,622	$ 104,954	$ 113,431
Services	22,392	19,648	44,431	37,209

Total revenues	76,526	76,270	149,385	150,640

Cost of revenues
Licenses and other	1,643	3,012	4,474	6,111
Services	5,801	7,324	11,803	13,923
Amortization of acquired intangibles	--	--	--	--

Total cost of revenues	7,444	10,336	16,277	20,034

Gross profit	69,082	65,934	133,108	130,606

Operating expenses
Research and development	17,195	15,457	33,986	33,428
Selling, general and administrative	42,219	46,640	82,794	92,887
Restructuring, amortization of other intangibles and acquisition-related expenses	--	--	--	--

Total operating expenses	59,414	62,097	116,780	126,315

Operating income	9,668	3,837	16,328	4,291

Interest and other income (expense)	(245)	889	23	2,123

Income before taxes	9,423	4,726	16,351	6,414

Provision for income taxes (1)	2,921	1,185	5,069	2,693

Net income	$ 6,502	$ 3,541	$ 11,282	$ 3,721

Net income per share -- Basic	$ 0.08	$ 0.04	$ 0.14	$ 0.05

Net income per share -- Diluted	$ 0.08	$ 0.04	$ 0.14	$ 0.05

Shares used in computing basic net income per share	80,381	80,547	80,594	79,729
Shares used in computing diluted net income per share	81,798	82,821	82,247	82,404

(1)     For the three and six months ended June 30, 2004, we have presented Non-GAAP income including the tax effect of the Non-GAAP adjustments. For the three and six months ended June 30, 2003, we did not make Non-GAAP adjustments to the tax provision, as we had a negative effective tax rate on a GAAP basis.

Reconciliation

In calculating Non-GAAP net income and net income per share, Borland utilizes a Non-GAAP financial measure. Investors are encouraged to review the reconciliation of Non-GAAP net income and net income per share to the most directly comparable GAAP measures as provided below.

	Three Months Ended June 30,		Six Months Ended June 30,

	2004	2003	2004	2003

	(in thousands, except per share data, unaudited)
GAAP net income (loss)	$ 2,846	$ (4,969)	$ 3,559	$ (22,661)
Restructuring	(591)	(79)	(677)	5,323
Amortization of intangible assets	3,539	5,903	7,290	11,226
Acquisition-related expenses	641	2,686	1,276	5,233
In-process research and development	--	--	--	4,600
Tax effect on Non-GAAP items (1)	67	--	(166)	--

Non-GAAP net income	$ 6,502	$ 3,541	$ 11,282	$ 3,721

Basic Non-GAAP net income per share	$ 0.08	$ 0.04	$ 0.14	$ 0.05
Shares used in computing basic net income per share	80,381	80,547	80,594	79,729
Diluted Non-GAAP net income per share	$ 0.08	$ 0.04	$ 0.14	$ 0.05
Shares used in computing diluted net income per share	81,798	82,821	82,247	82,404

(1)     For the three and six months ended June 30, 2004, we have presented Non-GAAP income including the tax effect of the Non-GAAP adjustments. For the three and six months ended June 30, 2003, we did not make Non-GAAP adjustments to the tax provision, as we had a negative effective tax rate on a GAAP basis.